EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800
ROWAN REPORTS FIRST QUARTER 2009 OPERATING RESULTS

FOR IMMEDIATE RELEASE                                                                                                                                            May 7, 2009

HOUSTON, TEXAS – For the three months ended March 31, 2009, Rowan Companies, Inc. (RDC – NYSE) generated net income of $131.7 million or $1.16 per share, compared to $98.6 million or $0.88 per share in the first quarter of 2008 and $94.3 million or $0.83 per share in the fourth quarter of 2008.  Revenues were $494.8 million in the first quarter of 2009, compared to $485.5 million in the first quarter of 2008 and $613.0 million in the fourth quarter of 2008.

The first quarter 2009 results included $4.7 million of gains on asset disposals or $0.02 per share, compared to $5.4 million or $0.04 per share in the first quarter of 2008 and $39.5 million, or $0.23 per share in the fourth quarter of 2008.  The fourth quarter 2008 results also included $111.2 million, or $0.68 per share of impairment charges and other expenses; there were no such charges in the first quarter of 2009.

Rowan’s drilling operations generated revenues of $380.4 million in the first quarter of 2009, up by 12% over the prior-year quarter due primarily to rigs added in the fourth quarter, but down by 2% from the fourth quarter of 2008 due primarily to lower utilization.  The Company’s income from drilling operations was $187.1 million in the first quarter of 2009, up by 30% over the first quarter of 2008 but down by 7% from the fourth quarter of 2008.  The Company’s income from manufacturing operations was $11.1 million in the first quarter of 2009.

Matt Ralls, President and Chief Executive Officer, commented, “We are very pleased with the strong performance of both our drilling and manufacturing operations in the first quarter of 2009, particularly in the area of cost reduction.  This is an area of considerable focus for Rowan, especially as weakening demand for drilling services and equipment continues to put downward pressure on our revenues.

”While all of our jack-ups are under contract today, we are likely to have idle time on jack-ups in both the Gulf of Mexico and the Middle East in the near future.  Nonetheless, we continue to believe that the quality of our rigs and our operational reputation will enable us to maintain above average utilization of our available jack-ups”.

Rowan will conduct its earnings conference call on Thursday, May 7, 2009, at 10:00 a.m. Central Daylight Time.  Interested parties are invited to listen to the call by telephone or over the Internet.  Individuals who wish to participate on the conference call by telephone can dial (877) 723-9520, or internationally (719) 325-4841, using access code: 7052414.  Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan’s website at www.rowancompanies.com.  You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  Contact: Suzanne M. McLeod, Director of Investor Relations, 713-960-7517.  Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	MARCH 31
	2009	2008

ASSETS

Cash and cash equivalents	$192.8	$288.9
Accounts receivable	443.1	438.4
Inventories	564.8	512.5
Other current assets	97.1	66.1
Total current assets	1,297.8	1,305.9
Property, plant and equipment - net	3,242.5	2,627.0
Other assets	28.3	33.6
TOTAL	$4,568.6	$3,966.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	157.7	103.8
Other current liabilities	397.7	324.2
Total current liabilities	620.3	492.9
Long-term debt	336.9	401.8
Other liabilities	817.1	618.3
Stockholders' equity	2,794.3	2,453.5
TOTAL	$4,568.6	$3,966.5

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS
	ENDED MARCH 31
	2009	2008

REVENUES	$494.8	$485.5

COSTS AND EXPENSES:
Operations (excluding items shown below)	236.2	282.7
Depreciation and amortization	40.5	33.1
Selling, general and administrative	24.6	27.4
Gain on sale of property and equipment	(4.7)	(5.4)
Total	296.6	337.8
INCOME FROM OPERATIONS	198.2	147.7
Net interest and other income	1.4	2.7
INCOME BEFORE INCOME TAXES	199.6	150.4
Provision for income taxes	67.9	51.8
NET INCOME	$131.7	$98.6

NET INCOME PER DILUTED SHARE	$1.16	$0.88

AVERAGE DILUTED SHARES	113.2	112.6

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	THREE MONTHS
	ENDED MARCH 31
	2009	2008
CASH PROVIDED BY (USED IN):
Operations:
Net income	$131.7	$98.6
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	40.5	33.1
Deferred income taxes	25.0	9.5
Gain on disposals of assets	(4.7)	(5.4)
Other - net	6.3	9.8
Net changes in current assets and liabilities	(120.7)	(28.9)
Net changes in other noncurrent assets and liabilities	(0.8)	(8.1)
Net cash provided by operations	77.3	108.6

Investing activities:
Property, plant and equipment additions	(93.6)	(156.2)
Proceeds from disposals of property, plant and equipment	5.3	16.7
Decrease in Restricted cash balance	-	50.0
Net cash provided by (used in) investing activities	(88.3)	(89.5)

Financing activities:
Repayments of borrowings	(18.7)	(18.7)
Payment of cash dividends	-	(11.1)
Proceeds from equity compensation plans and other	0.1	15.1
Net cash used in financing activities	(18.6)	(14.7)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(29.6)	4.4
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	222.4	284.5
CASH AND CASH EQUIVALENTS, END OF PERIOD	$192.8	$288.9

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	March 31, 2009				December 31, 2008				March 31, 2008
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$ 380.4		$ 380.4	100	$ 386.7		$ 386.7	100	$ 340.4	100
Operating costs (excluding items shown below)	(146.6)	$ 1.2	(145.4)	(38)	(147.1)	$ 0.4	(146.7)	(38)	(156.5)	(46)
Depreciation and amortization expense	(36.8)		(36.8)	(10)	(34.7)		(34.7)	(9)	(29.2)	(9)
Selling, general and administrative expenses (c)	(15.8)		(15.8)	(4)	(18.6)		(18.6)	(5)	(16.5)	(5)
Gain on sale of property and equipment	4.7		4.7	1	39.6		39.6	10	5.4	2
Material charges and other operating expenses	-		-	-	(24.6)		(24.6)	(6)	-	-
Income from operations	$ 185.9	$ 1.2	$ 187.1	49	$ 201.3	$ 0.4	$ 201.7	52	$ 143.6	42
EBITDA (d)	$ 218.0	$ 1.2	$ 219.2	58	$ 221.0	$ 0.4	$ 221.4	57	$ 167.4	49

OFFSHORE RIG DAYS:
Operating			1,841				1,911		1,745
Available			1,980				1,926		1,911
Utilization			93%				99%		91%

LAND RIG DAYS:
Operating			2,055				2,485		2,358
Available			2,766				2,758		2,639
Utilization			74%				90%		89%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$ 155.5				$ 144.6		$ 114.1
Middle East rigs			150.1				156.9		151.7
North Sea rigs			279.8				272.1		243.8
All offshore rigs			173.6				170.1		159.7
Land rigs			25.5				23.7		23.2

(a) Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale and material charges.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	March 31, 2009					December 31, 2008					March 31, 2008
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$ 187.9	100	$ (73.5)	$ 114.4	100	$ 351.1	100	$(124.8)	$ 226.3	100	$ 145.1	100
Operating costs (excluding items shown below)	(143.8)	(77)	53.0	(90.8)	(79)	(269.0)	(77)	99.0	(170.0)	(75)	(126.2)	(87)
Depreciation and amortization expense	(3.7)	(2)		(3.7)	(3)	(3.9)	(1)		(3.9)	(2)	(3.9)	(3)
Selling, general and administrative expenses (c)	(8.8)	(5)		(8.8)	(8)	(10.8)	(3)		(10.8)	(5)	(10.9)	(8)
Gain (loss) on sale of property and equipment	-	-		-	-	(0.2)	(0)		(0.2)	(0)	-	-
Material charges and other operating expenses	-	-		-	-	(86.6)	(25)		(86.6)	(38)	-	-
Income from operations	$ 31.6	17	$ (20.5)	$ 11.1	10	$ (19.4)	(6)	$ (25.8)	$ (45.2)	(20)	$ 4.1	3
EBITDA (d)	$ 35.3	19	$ (20.5)	$ 14.8	13	$ 71.3	20	$ (25.8)	$ 45.5	20	$ 8.0	6

REVENUES:
Drilling Products and Systems	$ 144.6	77	$ (73.5)	$ 71.1	62	$ 257.9	73	$(124.8)	$ 133.1	59	$ 91.1	63
Mining, Forestry and Steel Products	43.3	23	-	43.3	38	93.2	27	-	93.2	41	54.0	37
Total	$ 187.9	100	$ (73.5)	$ 114.4	100	$ 351.1	100	$(124.8)	$ 226.3	100	$ 145.1	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$ 994.8		$(448.9)	$ 545.9		$ 995.9		$(505.2)	$ 490.7		$ 366.7
Mining, Forestry and Steel Products	47.5		-	47.5		71.3		-	71.3		70.7
Total	$1,042.3		$(448.9)	$ 593.4		$1,067.2		$(505.2)	$ 562.0		$ 437.4

(a) Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale and material charges.